UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT
Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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Filed by a party other than the Registrant    ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a–12
Wag! Group Co.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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55 Francisco Street, Suite 360
San Francisco, California 94133
(707) 324-4219
April     , 2024
Dear Fellow Stockholders:
I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Wag! Group Co. (the “Company” or “Wag!”), to be held on Wednesday, May 22, 2024, at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/PET2024, where you will be able to listen to the Annual Meeting live, submit questions and vote online during the meeting.
The attached Notice of 2024 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail. If you decide to attend the Annual Meeting, you will be able to vote electronically at the Annual Meeting, even if you have previously submitted your proxy.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Wag!.
Sincerely,

Garrett Smallwood
Chief Executive Officer and
Chairperson of the Board

WAG! GROUP CO.
55 Francisco Street, Suite 360
San Francisco, California 94133
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. Pacific Time on Wednesday, May 22, 2024

Place
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/PET2024, where you will be able to listen to the meeting live, submit questions and vote online during the Annual Meeting.

Items of Business
•To elect two Class II directors named in the proxy statement accompanying this notice to hold office until our 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
•To approve an amendment and restatement of our certificate of incorporation to permit the exculpation of officers.
•To transact other business that may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Record Date
Stockholders of record of our common stock as of close of business on Monday, March 25, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting at our executive offices for a purpose germane to the Annual Meeting.

Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2024 at 9:00 a.m. Pacific Time.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, proxy materials and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), is first being sent or given on or about April     , 2024 to all stockholders entitled to vote at the Annual Meeting.
The proxy materials and our 2023 Annual Report can be accessed as of April     , 2024 by visiting www.proxyvote.com.

Voting
Your vote is important. It is important that your shares be represented regardless of the number of shares of common stock you may hold. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors,

Garrett Smallwood
Chief Executive Officer and Chairperson of the Board
San Francisco, California
April , 2024

WAG! GROUP CO.
55 Francisco Street, Suite 360
San Francisco, California 94133
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
To be held at 9:00 a.m. Pacific Time on May 22, 2024
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. As used in this proxy statement, references to “we,” “us,” “our,” “Wag!” and the “Company” refer to Wag! Group Co., a Delaware corporation, and its consolidated subsidiaries.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “Board”), for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Wag! Group Co., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on May 22, 2024 at 9:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast only. You will be able to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/PET2024, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), over the internet in lieu of mailing printed copies. The Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access this proxy statement, the accompanying proxy materials and 2023 Annual Report, is first being sent or given on or about April    ,2024 to all stockholders of record as of March 25, 2024 (the “Record Date”). The proxy materials and our 2023 Annual Report can be accessed as of the Record Date by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or 2023 Annual Report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and 2023 Annual Report are set forth in the Notice of Internet Availability.
Why are you holding a virtual meeting and what do I need to do to attend the Annual Meeting?
The Board adopted a virtual meeting format for our Annual Meeting because it believes a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the right to vote and ask questions during the Annual Meeting through the virtual meeting platform.
The virtual meeting platform is supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting.
Stockholders of Record. If you were a stockholder of record as of the Record Date, then you may attend the Annual Meeting virtually and will be able to submit your questions during the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PET2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability or proxy card.
Street Name Stockholders. If you were a street name stockholder as of the Record Date and your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.proxyvote.com website, then you may access and participate in the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to attend and participate in the Annual Meeting.
The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

The question and answer session will include questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PET2024. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
How can I get help if I have trouble checking in or listening to the Annual Meeting online?
If you encounter technical or logistical difficulties accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the Annual Meeting. This phone number will only be for technical or logistical difficulties accessing the virtual meeting and cannot be used to vote.
What proposals will be voted on at the Annual Meeting?
The following proposals will be voted on at the Annual Meeting:
•the election of two Class II directors to hold office until our 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified;
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•the approval of an amendment and restatement of our certificate of incorporation to permit the exculpation of officers.
As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How does the Board recommend that I vote on these proposals?
Our Board recommends that you vote your shares:
•“FOR” the election of each Class II director nominee named in this proxy statement;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•“FOR” the amendment and restatement of our certificate of incorporation to permit the exculpation of officers.
Do our directors and officers have an interest in any of the matters to be acted upon at the Annual Meeting?
Members of our Board have an interest in Proposal No. 1, the election to the Board of two Class II director nominees as set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm. Our officers have an interest in Proposal No. 3, which would exculpate officers for personal liability for breach of the duty of care in certain circumstances.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 40,343,890 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Vstock Transfer, LLC (“Vstock”), then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the Annual Meeting?
A list of registered stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time, at our principal executive offices located at 55 Francisco Street, Suite 360, San Francisco, California 94133 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the Annual Meeting will also be available online during the Annual Meeting at www.virtualshareholdermeeting.com/PET2024, for those stockholders attending the Annual Meeting.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the two nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
•Proposal No. 3: The amendment and restatement of our certificate of incorporation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for any business to be conducted. The presence, in person (including virtually) or by proxy, of the holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What is a broker non-vote?
If you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include every item to be voted on other than Proposal No. 2—Ratification of appointment of independent registered public accounting firm, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

How do I vote and what are the voting deadlines?
Stockholders of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 21, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at 1-800-690-6903, 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on May 21, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or
•by attending the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/PET2024, where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice of Internet Availability indicates that you may vote your shares through the www.proxyvote.com website, then you may vote those shares at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice of Internet Availability. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of each Class II director nominee named in this proxy statement;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•“FOR” the amendment and restatement of our certificate of incorporation to permit the exculpation of officers.
In addition, if any other matters are properly brought before the Annual Meeting or any adjournment or postponement of the meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholders of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the Annual Meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above under "How do I vote and what are the voting deadlines?");
•completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

•delivering a written notice of revocation to our corporate secretary at Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Garrett Smallwood, our Chief Executive Officer, and Alec Davidian, our Chief Financial Officer, have been designated as proxy holders for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections.
How can I contact Wag!’s transfer agent?
You may contact our transfer agent, Vstock, by telephone at (855) 987-8625 or (212) 828-8436. You can also e-mail Vstock at info@vstocktransfer.com or write Vstock at Wag! Group Co., c/o Vstock, 18 Lafayette Place, Woodmere, New York 11598. You may also access instructions with respect to certain stockholder matters (for example, change of address) via the Internet at https://www.vstocktransfer.com/.
How are proxies solicited for the Annual Meeting and who is paying for such solicitation?
Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our 2023 Annual Report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request paper or email copies of the proxy materials and our 2023 Annual Report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. The Notice of Internet Availability for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability, proxy materials and annual report, as applicable, please call 1-800-690-6903 in the United States, by email at sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., Attention: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Our business and affairs are managed under the direction of the Board. Our Board currently consists of seven directors, six of whom are independent in accordance with The Nasdaq Stock Market LLC (“Nasdaq”), Marketplace Rules (the “Nasdaq Listing Rules”). The number of directors is fixed by the Board, subject to the terms of our certificate of incorporation and bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our Board is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The classification of the Board with staggered three-year terms may have the effect of delaying or preventing changes in control of the Company.
The following table sets forth the names, ages and certain other information for each of our directors and director nominees as of March 18, 2024:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Kimberly Blackwell(1)(3)	II	52	Director	2022	2024	2027
Melinda Chelliah(1)(2)	II	57	Director	2022	2024	2027
Continuing Directors
Roger Lee(1)	I	52	Director	2022	2026	—
Jocelyn Mangan(2)	III	52	Lead Independent Director	2022	2025	—
Sheila Marcelo(3)	III	53	Director	2022	2025	—
Garrett Smallwood	III	33	Chief Executive Officer and Chairperson	2022	2025	—
Brian Yee(2)(3)	I	39	Director	2022	2026	—

(1)Member of audit committee.
(2)Member of compensation committee.
(3)Member of nominating and corporate governance committee.
Nominees for Director
Kimberly A. Blackwell has served as a member of our Board since August 2022. Ms. Blackwell has more than 20 years of CPG experience in business transformation via direct-to-consumer marketing, digital, new media and advertising. Since 1999, her thought leadership partners Ms. Blackwell with C-Suite leaders of Fortune 100 global corporations as Chief Executive Officer of PMM Agency, an award-winning, omni-channel and brand management consultancy firm. A seasoned LP, Ms. Blackwell is a founding member and Advisor to blank check company, Legacy Acquisition Corp, the largest African-American owned, led SPAC publicly-traded (NYSE) and now CollabCapital. Ms. Blackwell has served as a member of Amazon’s Advisory board since March 2023 and as a member of Gucci, Inc.’s Changemakers Council since March 2019. She completed her term on Board of the Executive Leadership Council (ELC), a network of the nation’s most influential African-American executives of the Fortune 1000, in December 2022. Among numerous appointments, having served over a decade on the National Women's Business Council, she is a lifetime member of the National Black MBA Association. Ms. Blackwell holds a B.S. in Psychology from Syracuse University and earned her M.Ed. in Sports Business Administration from Xavier University (OH).
We believe Ms. Blackwell’s experience as an advisor to and leader of various technology companies, in addition to her experience as a director of various companies, qualify her to serve on our Board.

Melinda Chelliah has served as a member of our Board since August 2022. Ms. Chelliah served on the Legacy Wag! (as defined below) Board from June 2021 to August 2022. Ms. Chelliah has served as the Chief Executive Officer of Tailored for Growth, a professional services firm, since February 2021. She has over 20 years of finance, operations, governance, customer support, and public accounting experience at companies, such as Target, Universal Music Group, Disney, Deloitte, and EY. She also served as a Chief Financial Officer for the Dermstore, a skin care and beauty e-commerce site, from June 2018 to February 2021 and was part of the founding team of Resources Global Professionals from 1996 to 2001. Ms. Chelliah holds a B.S. in Accounting and Business Management from California State University, Long Beach and is an active CPA.
We believe Ms. Chelliah’s experience as an advisor to and leader of various technology companies, in addition to her experience as a chief financial officer, qualify her to serve on our Board.
Continuing Directors
Roger Lee has served as a member of our Board since August 2022. Mr. Lee has served as a member of Legacy Wag!’s Board from April 2017 to August 2022. Mr. Lee has been an employee of Battery Ventures since 2001 and has served as a general partner at Battery Ventures since 2004. He has a particular focus on companies offering products and services through online marketplaces and is the creator of the Battery Marketplace Index. Mr. Lee holds a B.A. in Political Science from Yale University.
We believe Mr. Lee’s experience as a venture capitalist investing in technology companies and perspective, experience and institutional knowledge as Legacy Wag!’s longest serving director qualify him to serve on our Board.
Jocelyn Mangan has served as the Lead Independent Director of our Board since August 2022. Ms. Mangan served on the Legacy Wag! Board from July 2020 to August 2022. Ms. Mangan has served as the Chief Executive Officer for Him For Her, a social impact venture aimed at accelerating diversity on corporate boards, since May 2018. She serves on the board of directors of ChowNow, an online food ordering platform, and Papa John’s, a pizza delivery company. She is also an Aspen Institute Henry Crown Fellow. Ms. Mangan has over 20 years of experience building global products for CitySearch, Ticketmaster, OpenTable, and Snagajob. She holds a B.A. in English and Communications from Vanderbilt University.
We believe Ms. Mangan’s experience as an advisor to and leader of various technology companies, in addition to her experience as a director of various companies, qualify her to serve on our Board.
Sheila Lirio Marcelo has served as a member of our Board since August 2022. Ms. Marcelo has more than 20 years of leadership experience in internet consumer marketplace businesses, including as the Co-Founder and Chief Executive Officer of Proof of Learn, a nextgen learning and jobs platform with a mission to unlock accessible, high-quality education across the world, since December 2021. She has also served as a Venture Partner at New Enterprise Associates (NEA) since January 2021. Ms. Marcelo previously founded Care.com in 2006, where she was Chairwoman and CEO until February 2020, when the company was sold to IAC. She is a Henry Crown Fellow with the Aspen Institute, a Young Global Leader of the World Economic Forum, was awarded a Marshall Memorial Fellowship, and is a member of the Council on Foreign Relations. Ms. Marcelo earned a B.A. from Mount Holyoke College, which also conferred upon her an honorary Doctorate of Humane Letters in 2015. She has a J.D. and M.B.A. with honors from Harvard University. In 2014, Ms. Marcelo became the youngest recipient of the Harvard Business School Alumni Achievement Award.

We believe Ms. Marcelo’s experience as an advisor to and leader of various technology companies, in addition to her experience as the founder and chief executive at an internet consumer marketplace business, qualify her to serve on our Board.
Garrett Smallwood has served as our Chief Executive Officer and Chairperson of our Board since August 2022. Mr. Smallwood served as the Chief Executive Officer and Chairperson of the Legacy Wag! Board from December 2019 to August 2022. Mr. Smallwood was CEO and co-founder at Finrise (acquired by Wag!), a healthcare insurance financing company, from 2015 to 2017; VP of Operations at Pillow (acquired by Expedia via Home Away Group), a short-term multifamily property rental platform, from 2014 to 2015; and Product Manager at Redbeacon (acquired by The Home Depot), a platform that connects homeowners with home improvement professionals, from 2010 to 2015. He also serves as a board member of the San Francisco Society for the Prevention of Cruelty to Animals. Mr. Smallwood was an active investor and advisor as well as Entrepreneur-in-Residence at NFX, an $875 million Seed Stage fund located in San Francisco, California from January 2016 to November 2019.

We believe Mr. Smallwood’s perspective, experience, and institutional knowledge as Wag!’s Chief Executive Officer qualify him to serve on our Board.
Brian Yee has served as a member of our Board since August 2022. Mr. Yee served as a member of Legacy Wag!’s Board from June 2021 to August 2022. Mr. Yee has served as a partner at ACME since 2014, where he focuses on investment opportunities in consumer, digital healthcare, and fin-tech. Prior to joining ACME, he was an investment professional at General Atlantic, a growth equity firm, from 2012 to 2014 and an investment banker at Goldman Sachs from 2007 to 2012. Mr. Yee holds a B.A. from Georgetown University.

We believe Mr. Yee’s experience as a venture capitalist investing in technology companies, and perspective, experience, and institutional knowledge as a director of Legacy Wag! qualify him to serve on our Board.
Board Diversity
The following Board Diversity Matrix provides information on each of our director’s voluntary self-identified characteristics pursuant to Nasdaq Listing Rule 5606.
Board Diversity Matrix (As of March 18, 2024)

Total Number of Directors	7

	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	3	—
Part II: Demographic Background
African American or Black	1	—	—
Asian	1	1	—
White	2	2	—
Director Independence
Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq Listing Rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our Board. Under Nasdaq Listing Rules, a director will qualify as an independent director only if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq Listing Rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq Listing Rules applicable to compensation committee members.
Our Board has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Ms. Mangan, Ms. Chelliah, Ms. Blackwell, Ms. Marcelo, Mr. Lee and Mr. Yee, representing six of our seven directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mr. Smallwood is not considered an independent director because of his position as our Chief Executive Officer.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the nature of and degree to which they were involved in Company transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure and Role of Lead Independent Director
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of our company. Mr. Smallwood currently serves as both the Chairperson of our Board and our Chief Executive Officer. Our Board has adopted Corporate Governance Guidelines that provide that an independent director may serve as our lead independent director at any time when the Chairperson of our Board is not independent, including when our Chief Executive Officer serves as the Chairperson of our Board. Because Mr. Smallwood is our Chairperson and also our Chief Executive Officer, our Board has appointed Ms. Mangan to serve as our lead independent director. As lead independent director, Ms. Mangan serves as a liaison between Mr. Smallwood and our independent directors, presides over all executive sessions of the Board, including those held to evaluate the Chief Executive Officer’s performance and compensation and performs such additional duties as our Board may otherwise determine or delegate.
As a result of the Board’s committee system and the existence of a majority of independent directors, the Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our Board, including Ms. Mangan’s role as lead independent director, as well as of the independent committees of our Board, is appropriate and enhances our Board's ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Smallwood’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks that we face, while our Board, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our Board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our Board has designated standing committees with oversight of certain categories of risk management. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity, potential conflicts of interest, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the Board.
Our Board believes its current leadership structure supports the risk oversight function of the Board.
Board Committees
Our Board has established the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below.
Audit Committee
The current members of our audit committee are Ms. Chelliah, Mr. Lee, and Ms. Blackwell. Ms. Chelliah is the chairperson of our audit committee. Our Board has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq.

Our Board has determined that Ms. Chelliah qualifies as an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. In making this determination, our Board considered Ms. Chelliah’s formal education and previous experience in financial roles.
Both our independent registered public accounting firm and management will periodically meet privately with our audit committee. Our audit committee is responsible for the following duties, among others:
•appointing, compensating, removing, and overseeing the work of the independent auditor;
•assessing and discussing with management our significant business risk exposures (including those related to cybersecurity, data privacy, and data security) and management’s program to monitor, assess, and manage such exposures, including our risk assessment and risk management policies;
•assessing the adequacy of our overall control environment, including controls in selected areas representing financial reporting, disclosure, compliance, and significant financial or business risk;
•reviewing reports from our Chief Executive Officer and Chief Financial Officer on any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls;
•assessing the annual scope and plans of the independent auditors;
•reviewing and discussing with management and the independent auditor the annual audited financial statements, related footnotes, disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the opinion of the independent auditor with respect to the financial statements;
•reviewing and discussing with management and the independent auditor the quarterly financial statements, related footnotes, disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the results of the independent auditor’s quarterly review of the financial statements;
•reviewing reports from the Chief Executive Officer and Chief Financial Officer on all significant deficiencies in the design or operation of internal controls which could adversely affect our ability to record, process, summarize, and report financial data;
•based upon a report from the independent auditor at least annually, reviewing (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality- control review or PCAOB review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to address any such issues;
•preapproving all audit and non-audit services to be provided by, and all fees to be paid to, the independent auditor or devise policies delegating pre-approval authority to one or more members of the Committee;
•reviewing and evaluating the qualifications and performance of the independent auditor and the lead (or coordinating) audit partner;
•assessing the design, implementation, and effectiveness of our compliance processes and programs, including the Code of Conduct; and
•reviewing reports and disclosures of significant conflicts of interest and related person transactions.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://investors.wag.co/corporate-governance/documents-charters.
During 2023, the audit committee of Wag! held an aggregate of seven meetings.
Compensation Committee
The current members of our compensation committee are Ms. Mangan, Mr. Yee, and Ms. Chelliah. Ms. Mangan is the chairperson of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Our compensation committee is responsible for the following duties, among other things:
•in consultation with management, establishing our general compensation philosophy and overseeing the development and implementation of executive compensation programs and related policies;
•annually reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and based on this evaluation, recommending to the Board the Chief Executive Officer’s compensation, including salary, bonus and short-term and long-term equity and non-equity incentive compensation;
•reviewing and approving salary, bonus, short-term and long-term equity, and non-equity incentive compensation, and other applicable compensation and benefit plans and programs for executive officers, including all Section 16 officers, as well as material changes to such plans and programs;
•periodically reviewing the terms of any “clawback” or similar policy or agreement that allows us to cancel or recoup incentive compensation from an employee and, to the extent necessary, making the determinations required to be made under any such policy or agreement;
•reviewing annually the impact of our executive compensation policies and practices and the performance metrics underlying those compensation programs on the our risk profile;
•approving and overseeing the stock ownership guidelines applicable to our executive officers;
•periodically reviewing and recommending to the Board the compensation and benefits for non-employee directors;
•overseeing our strategies, initiatives, and programs related to human capital management, including with respect to employee diversity, equity and inclusion, talent acquisition, retention and development, employee engagement, pay equity, and corporate culture;
•overseeing our succession planning process, including succession planning for the position of Chief Executive Officer and executive officers; and
•overseeing actions related to stockholder votes on executive compensation matters, incentive, and other executive compensation plans and amendments to such plans, and relevant stockholder proxy proposals.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://investors.wag.co/corporate-governance/documents-charters. Under its charter, our compensation committee may delegate its authority to subcommittees when it deems it appropriate and in our best interests and when such delegation would not violate applicable law, regulation or Nasdaq or SEC requirements.
During 2023, our compensation committee held four meetings.
In connection with setting fiscal 2023 executive officer and director compensation, our compensation committee generally relied on our overall performance, input and recommendations from our Chief Executive Officer and our Chief Financial Officer, and other considerations it deemed relevant. Members of management recused themselves from the compensation committee’s deliberations and votes with regard to the approval of their respective compensation packages.
Additionally, the compensation committee has the authority in its sole discretion to retain and terminate compensation consultants, legal counsel and other advisors as the compensation committee may deem appropriate. For fiscal 2023, the compensation committee retained Compensation Strategies, Inc. (“CSI”) to develop a peer group for benchmarking executive officer and board of directors compensation practices, assess senior executive compensation against public company norms, outline considerations with respect to the use of restricted stock units, and provide market data and considerations with respect to the design of an employee stock purchase plan. CSI does not provide any services to us other than the services provided to the compensation committee.
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Ms. Marcelo, Mr. Yee, and Ms. Blackwell. Ms. Marcelo is the chairperson of our nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq.

Our nominating and corporate governance committee is responsible for the following duties, among other things:
•evaluating and making recommendations to the Board with respect to the size, composition, leadership structure, independence, and operations of the Board and its committees;
•identifying and bringing to the attention of the Board current and emerging corporate governance trends and best practices and periodically reviewing and recommending to the Board any changes to the Board’s policies, our Corporate Governance Guidelines, Certificate of Incorporation, and Bylaws, and the charters of each committee of the Board;
•identifying and evaluating candidates for selection as director nominees consistent with the criteria set forth in our Corporate Governance Guidelines, and recommending to the Board candidates for election as directors;
•review potential Board candidates recommended by stockholders or other third parties using the Board’s criteria for selecting director nominees;
•recommending to the Board for its approval directors to serve as members of each committee of the Board and as committee chairs;
•reviewing and advising the Board with respect to potential conflicts of interest reported by directors to us pursuant to our Corporate Governance Guidelines;
•reviewing and making recommendations to the Board with respect to any proposal recommended by management or properly presented by a shareholder for inclusion in our annual proxy statement;
•reviewing our position and engagement on important public policy issues that may affect our business and reputation and environmental, social, and governance (ESG) matters, including political activity and human rights;
•reviewing the activities of our community and social impact initiatives, including philanthropic activities;
•monitoring directors’ compliance with our stock ownership guidelines; and
•developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and its committees.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://investors.wag.co/corporate-governance/documents-charters
During 2023, Wag!’s nominating and corporate governance committee held three meetings.
Attendance at Board and Stockholder Meetings
During 2023, the Board of Wag! held an aggregate of four meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member.
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. All of the directors attended the 2023 Annual Meeting of Stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors may meet in executive sessions without management directors or management present on a periodic basis, but not less than two times per year. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis, but not less than two times per year. These executive sessions are chaired by Ms. Mangan, our lead independent director.

Compensation Committee Interlocks and Insider Participation
During 2023, the members of our compensation committee were Ms. Mangan, Mr. Yee and Ms. Chelliah. None of the members of our compensation committee is or has been an officer or employee of Wag!. None of our executive officers currently serves, or in the last completed fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established specific minimum qualifications for Board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one's field, the ability to exercise sound business judgment, skills that are complementary to the Board, an understanding of our business and the responsibilities required of a Board member, other time commitments, and with respect to diversity, such factors as professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board.
Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that it should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, Board or management.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full Board the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines, and the director nominee criteria described above.
A stockholder who wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our Corporate Secretary at Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Following verification of the stockholder status of the person submitting the recommendation and verification that all requirements have been met, all properly submitted recommendations will be promptly brought to the attention of the nominating and corporate governance committee. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our Corporate Secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”
Communications with the Board
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our Chief Financial Officer or legal department by mail to our principal executive offices at Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133. Our Chief Financial Officer or legal department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider, and (3) involve matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Chief Financial Officer or legal department will route such communications to the appropriate director(s) or, if none is specified, then to the Chairperson of the Board or the lead independent director. Our Chief Financial Officer or legal department may decide in the exercise of his, her or its judgment whether a response to any communication is necessary and will provide a report to the nominating and corporate governance committee on a quarterly basis of any communications received for which the Chief Financial Officer or legal department has responded.
These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, persons subject to the policy, including our executive officers, employees and directors, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them and (4) holding our common stock in a margin account.
Additionally, under our insider trading policy, covered persons who are required to comply with Section 16 of the Exchange Act may not pledge our securities as collateral for any loan or as part of any other pledging transaction.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://investors.wag.co/corporate-governance/documents-charters.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments and waivers of our code of business conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting that information on our website address specified above. We will post amendments to and waivers of our code of business conduct and ethics that apply to our directors on the same website.

Director Compensation
Director Compensation for Fiscal 2023
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our Board for the fiscal year ended December 31, 2023. As described in more detail below under “—Narrative Disclosure to Director Compensation Table—Outside Director Compensation Policy,” Mr. Lee and Mr. Yee, do not receive cash or equity compensation for their Board and committee service. The table below shows the total compensation awarded to, earned by or paid to our non-employee directors by Wag! for the fiscal year ended December 31, 2023.
Mr. Smallwood, the only director who was also a Wag! employee and executive officer for the fiscal year ended December 31, 2023, received no additional compensation for his service as a director. Mr. Smallwood received compensation as an employee and executive officer of Wag! during 2023 as reported under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Roger Lee(2)	—	—	—	—	—
Brian Yee(2)	—	—	—	—	—
Jocelyn Mangan	62,500	—	—	—	62,500
Melinda Chelliah	51,023	—	—	—	51,023
Kimberly Blackwell	49,335	—	—	—	49,335
Sheila Marcelo	43,835	—	—	—	43,835

(1)The following table lists the aggregate number of outstanding stock awards and option awards held by non-employee directors as of December 31, 2023. In the event of a “change in control” (as defined in the 2022 Omnibus Incentive Plan (the “2022 Plan”)), each non-employee director will fully vest in their outstanding company equity awards.

Name	Aggregate Number of Shares Underlying Outstanding Stock Awards	Aggregate Number of Shares Underlying Outstanding Option Awards
Roger Lee	—	—
Brian Yee	—	—
Jocelyn Mangan	52,500	—
Melinda Chelliah	52,500	—
Kimberly Blackwell	73,661	—
Sheila Marcelo	73,661	—

(2)Mr. Lee and Mr. Yee do not accept compensation from us for their services on our Board given their affiliations with certain of our stockholders.
Outside Director Compensation Policy
Prior to the closing of the Merger (as defined below) on August 9, 2022, Legacy Wag! had agreements with Ms. Mangan and Ms. Chelliah, our outside directors, to receive compensation for their service on the Board. They received cash compensation of $40,000 per year with payments made quarterly in arrears and pro-rated for partial years. Each received an RSU grant covering 87,077 shares of Legacy Wag! common stock, vesting over four years. These agreements also provided reimbursements to certain non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.

On December 8, 2022, the Board adopted a new compensation policy that governs the cash compensation for our non-employee directors, which became effective on the same date (the “Outside Director Compensation Policy”). The Outside Director Compensation Policy was developed with input from an independent compensation consultant regarding practices and compensation levels at comparable companies. It is designed to attract, retain, and reward our non-employee directors. Under the Outside Director Compensation Policy, each of our non-employee directors, other than excluded directors, receives the cash and equity compensation for services described below. We will also continue to reimburse our non-employee directors for reasonable, customary, and documented travel expenses to Board or committee meetings.
Maximum Annual Compensation Limit
The 2022 Plan includes a maximum annual limit of $750,000 of cash retainers or fees and equity awards that may be paid, issued, or granted to a non-employee director in any fiscal year, increased to $1,000,000 in an individual’s first year of service as a non-employee director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), does not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.
Cash Compensation
Our Outside Director Compensation Policy provides for the following cash compensation for our non-employee director services:
•$40,000 per year for service as a Board member; and:
•$20,000 per year for service as chairperson of the audit committee;
•$15,000 per year for service as a lead independent director;
•$15,000 per year for service as chairperson of the compensation committee;
•$15,000 per year for service as chairperson of the nominations and governance committee; and
•$5,000 per year for a director who is (1) serving as a member of any committee; and (2) not serving as the chairperson of any committee.
All cash payments to non-employee directors are paid quarterly in arrears on a pro-rated basis.
Equity Compensation
Effective December 1, 2022, the Board approved RSU grants to Ms. Mangan and Ms. Chelliah covering 22,502 shares of Wag! common stock and RSU grants to Ms. Blackwell and Ms. Marcelo covering 107,143 shares of Wag! common stock. These awards vest as follows: one quarter (twenty-five percent (25%)) of the RSUs shall vest one year after the vesting commencement date of August 10, 2023 and the remainder of the RSUs vest in equal quarterly installments over the next three years, subject to the director remaining a service provider as of each vesting date. For the avoidance of doubt, the 100% of the RSUs will be vested after four years. These awards were consistent with those contemplated by the Outside Director Compensation Policy for newly appointed directors. The size of the grants to Ms. Mangan and Ms. Chelliah reflect their grant in 2021 of Legacy Wag! shares.
Change of Control
Under the 2022 Plan, in the event of a “change in control” (as defined in the 2022 Plan), each non-employee director will fully vest in their remaining unvested RSUs granted under the 2022 Plan.
Limitation of Liability and Indemnification
As discussed below under "Wag! Group Co. Related Party Transactions—Indemnification Agreements" we have entered into indemnification agreements with, and obtained directors and officers liability protection for, each of our current directors.

PROPOSAL NO. 1:
ELECTION OF CLASS II DIRECTORS
Our Board currently consists of seven directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, two Class II directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our Board has approved, Kimberly Blackwell and Melinda Chelliah as nominees for election as Class II directors at the Annual Meeting. If elected, each of Ms. Blackwell and Ms. Chelliah will serve as a Class II director until the 2027 annual meeting of stockholders and until her respective successor is elected and qualified or until her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Ms. Blackwell and Ms. Chelliah have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present Board to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. A plurality means that the two nominees receiving the highest number of FOR votes will be elected as directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2023.
At the Annual Meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law, our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment.
Change in Certifying Accountant
As previously reported under Item 4.01 of our Current Report on Form 8-K filed with the SEC on September 12, 2023, on September 7, 2023, BDO USA, P.C. (“BDO”), who served as our independent registered public accounting firm, was informed that it was dismissed as our independent registered public accounting firm. On September 7, 2023, our audit committee approved the engagement of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023.
The audit reports of BDO on our consolidated financial statements for the years ended December 31, 2021 and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
During the years ended December 31, 2021 and 2022 and during the subsequent interim period from January 1, 2023 through September 7, 2023, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its report on our financial statements for the years ended December 31, 2021 and December 31, 2022 and during subsequent interim period from January 1, 2023 through September 7, 2023. During the years ended December 31, 2021 and December 31, 2022 and during the subsequent interim period from January 1, 2023 through September 7, 2023, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except as previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), we concluded that our disclosure controls and procedures were not effective as of December 31, 2022 in design and operation, as a result of material weaknesses in our internal control over financial reporting. As described in the 2022 Annual Report, we identified a material weakness in our internal control over financial reporting related to insufficient resources needed to fully implement our internal control risk assessment process, evaluate the technical accounting aspects of certain material transactions and effectively design and implement certain process level controls. We also identified a material weakness regarding the risk assessment process related to information technology general controls and activities of service organizations, the design and implementation of logical access, segregation of duties and program change controls and certain process level controls related to information used in the execution of those controls that impact our financial reporting processes.
The subject matter of this reportable event was discussed by the audit committee with BDO. We authorized BDO to respond fully to the inquiries of PricewaterhouseCoopers LLP concerning the subject matter of the reportable events.
BDO was provided with a copy of the disclosures made pursuant to Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act, and was requested to furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the statements made pursuant to Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree.

During the years ended December 31, 2021 and December 31, 2022 and during the subsequent interim period from January 1, 2023 through September 7, 2023, neither we nor anyone on our behalf consulted PricewaterhouseCoopers LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that PricewaterhouseCoopers LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.
One or more representatives of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2023 a.

	2023	2022
Audit fees(1)	$761,475	$—
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	2,000	—
Total fees	$763,475	$—

(1)Audit fees consist of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years (for example, consents for registration statements on Forms S-1, S-4 and S-8).
(2)Audit-related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees above.
(3)Tax fees consist of aggregate fees billed for professional services rendered by the principal accountant for tax compliance and tax advice related to state tax filings.
(4)All other fees consist of aggregate fees billed for an automated financial disclosure checklist and a research tool.
Auditor Independence
In 2023, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Since September 7, 2023, all services provided by PricewaterhouseCoopers LLP for our fiscal year ended December 31, 2023 have been pre-approved by our audit committee.

Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3:
APPROVAL OF AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
Our certificate of incorporation currently provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under applicable law. Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, amended Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to authorize exculpation of officers of Delaware corporations. Specifically, the amendments extend the opportunity for Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain circumstances. This provision would only permit exculpation of officers for direct claims, as opposed to derivative claims made by stockholders on behalf of the Company, and would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf.
The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the Board believes that the proposal to extend exculpation to officers is fair and in the best interests of the Company and our stockholders. Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend and restate the Company’s current certificate of incorporation in order to permit the exculpation of officers pursuant to Section 102(b)(7) of the DGCL.
Proposed Amendment and Restatement of Our Certificate of Incorporation
Article IX of the proposed amended and restated certificate of incorporation (the “Restated Certificate”) provides that the liability of the officers of the Company for monetary damages is eliminated to the fullest extent under applicable law. In addition, the proposed Restated Certificate includes non-substantive changes, principally to delete provisions relating to the incorporator.
This description of the proposed Restated Certificate is a summary and is qualified by the full text of the proposed Restated Certificate, which is attached to this proxy statement as Appendix A and is marked to show the changes described above.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our stock entitled to vote at the Annual Meeting is required to approve the Restated Certificate. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
If our stockholders approve the Restated Certificate, our Board has authorized our officers to file the Restated Certificate with the Secretary of State of the State of Delaware, and the Restated Certificate will become effective upon acceptance by the Secretary of State of the State of Delaware. We intend to make that filing if, and as soon as practicable after, this proposal is approved at the Annual Meeting.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF OFFICERS.
If our stockholders do not approve the Restated Certificate, then the changes shown in Appendix A will not be adopted.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee
Melinda Chelliah (Chair)
Kimberly Blackwell
Roger Lee
This audit committee report is being “furnished” and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Wag! under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Wag! specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 18, 2024.

Name	Age	Position
Garrett Smallwood	33	Chief Executive Officer and Chairperson of the Board
Adam Storm	33	President and Chief Product Officer
Dylan Allread	39	Chief Operating Officer
Maziar (Mazi) Arjomand	31	Chief Technology Officer
David Cane	41	Chief Customer Officer
Alec Davidian	40	Chief Financial Officer
Patrick McCarthy	43	Chief Marketing Officer
Nicholas Yu	42	Vice President, Legal
The following biographical information is furnished with regard to our executive officers (except for Mr. Smallwood, whose biographical information appears above under the section titled “Board of Directors and Corporate Governance—Composition of the Board—Continuing Directors.”)
Adam Storm has served as our President and Chief Product Officer since August 2022. Mr. Storm served as Legacy Wag!’s President and Chief Product Officer from January 2020 to August 2022. Previously, Mr. Storm led strategy and product, and analytics teams across a number of consumer start-ups, including Wheels, a shared electric mobility platform, from January 2019 to January 2020, LootBear, an online rental marketplace, from 2015 to 2016, and was a software engineer at Microsoft from 2013 to 2015. He is also an active angel-investor and advisor to growth-stage startups. He holds a Bachelor of Science in Computer Science from the University of California, Santa Cruz.
Dylan Allread has served as our Chief Operating Officer since August 2022. Mr. Allread joined Legacy Wag! in April 2018 and served as Legacy Wag!’s Chief Operating Officer from December 2019 to August 2022. He has extensive experience building and leading highly productive, efficient and innovative organizations. Prior to Wag!, Mr. Allread worked at DoorDash, a food delivery technology platform, from 2015 to 2016, and again from March 2017 to April 2018 where he led the development and scale of the DoorDash HR team and foundational processes. He also served as a global Compensation & Benefits leader at OpenTable from 2013 to 2015, a Compensation Analyst at Equity Residential from 2011 to 2013, a Compensation Analyst at Hyatt Hotels Corporation from 2010 to 2011, and provided executive compensation consulting as an Executive Compensation Analyst for Compensation Strategies, Inc. from 2007 to 2010. Mr. Allread currently sits on the advisory board for TravelBank. Mr. Allread served in an advisory capacity for Sequoia Consulting Group, Sora, and Local Kitchens until 2023. He holds a B.A. in Economics, with a minor in Mathematics, from DePauw University.
Maziar (Mazi) Arjomand has served as our Chief Technology Officer since August 2022. Mr. Arjomand served as Legacy Wag!’s Chief Technology Officer from December 2019 to August 2022. Previously, Mr. Arjomand served as Chief Technology Officer at Vetary, a marketplace for pet-care financing, from 2015 to 2017 and Chief Technology Officer at Finrise from 2015 to 2017. Additionally, he worked in engineering at a variety of successful technology startups, such as Agawi (acquired by Google) from 2012 to 2014, and as an engineering lead at Redbeacon (acquired by Home Depot) from 2014 to 2015. Mr.Arjomand holds a B.S. in Computer Engineering and Science from Santa Clara University.
David Cane has served as our Chief Customer Officer since August 2022. Mr. Cane joined Legacy Wag! as the Senior Director of Customer Support in September 2019 and was promoted to Vice President of Customer Experience/Trust & Safety in December 2019. Mr. Cane served as Legacy Wag!’s Chief Customer Officer from July 2021 to August 2022. He oversees the organization’s comprehensive relationship with its community of Pet Parents and Pet Caregivers and efforts to assess and elevate experiences at each touchpoint across each user’s journey. Prior to joining Wag!, he led both onshore and offshore operations for The Home Depot from 2013 to 2017, Uber and Xchange Leasing from May 2017 to December 2019, and Comcast from 2008 to 2011. Mr. Cane studied Industrial/Organizational Psychology at Middle Tennessee State University.

Alec Davidian has served as our Chief Financial Officer since August 2022. Mr. Davidian joined Legacy Wag! in November 2018 as the Corporate Controller and was promoted to VP of Finance in December 2019. Mr. Davidian served as Legacy Wag!’s Chief Financial Officer from January 2021 to August 2022. Prior to Wag!, Mr. Davidian was a Senior Manager at Ernst & Young from 2012 to November 2018, assisting high growth companies with accounting matters, SEC filings, process improvements, and business scaling. He has over 15 years of experience in accounting and finance, working with numerous early stage startups and Fortune 500 companies. Mr. Davidian earned a B.A. from Newcastle University, is a Certified Public Accountant in California, certified Fellow member of ACCA, and member of the AICPA.
Patrick McCarthy has served as our Chief Marketing Officer since August 2022. Mr. McCarthy joined Legacy Wag! in September 2018 as Senior Director, Acquisition Marketing. He served as Legacy Wag!’s VP of Marketing from January 2020 to August 2021 and its Chief Marketing Officer from August 2021 to August 2022. He leads our marketing teams, including brand efforts and the growth and retention of the Pet Parent and Pet Caregiver communities. Prior to joining Wag!, he was the Vice President of Marketing at Tripping.com, a marketplace for vacation rentals, from May 2017 to September 2018, Vice President of Marketing at Storefront, an online marketplace for renting short term retail space, from 2015 to 2016, Director of Marketing at Redbeacon from 2011 to 2014, and Search Marketing Manager at StubHub, a marketplace for ticket exchange and resale company, from 2004 to 2006. Mr. McCarthy holds a B.A. in History from the University of California, Santa Cruz.
Nicholas Yu has served as our Vice President, Legal since December 2023. He joined Legacy Wag! as Senior Litigation Counsel in September 2020 and was promoted to Director of Legal in May 2021. He oversees all legal matters including corporate transactions, litigation, corporate governance, and regulatory issues. Mr. Yu is a seasoned lawyer with extensive experience in the technology and consumer sectors. Prior to joining Wag!, he was an intellectual property litigator at Latham & Watkins LLP in Silicon Valley from 2014 to September 2020, where he worked with a diverse range of clients on matters ranging from high profile, bet-the-company lawsuits to commercial contracting issues. Mr. Yu holds a J.D. from the University of California College of the Law, San Francisco and a B.A. in Molecular Cell Biology, with a minor in Philosophy, from the University of California, Berkeley.

EXECUTIVE COMPENSATION
Emerging Growth Company Status
As an emerging growth company and smaller reporting company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers. We have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
This section discusses the material components of the executive compensation program offered to the following executive officers who were our “named executive officers” (“NEOs”) for the fiscal year ended December 31, 2023.
•Garrett Smallwood, our Chief Executive Officer;
•Adam Storm, our President and Chief Product Officer; and
•Maziar (Mazi) Arjomand, our Chief Technology Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary significantly from our historical practices and currently planned programs summarized in this discussion. As used in this section, “Wag!,” the “Company,” “we,” “us” and “our” refers to Legacy Wag! prior to the closing of the Merger on August 9, 2022 and Wag! after the closing. Upon the closing of the Merger, the executive officers of Legacy Wag! became the executive officers of Wag!.
To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.
We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Our historical compensation programs reflect our startup origins in that they consisted primarily of salary, cash bonuses, and stock option awards. Since the closing of the Merger, we have moved from granting stock option awards to granting RSU awards with service-based vesting conditions. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

Summary Compensation Table
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Garrett Smallwood	2023	386,538	—	587,500	464,142 (5)	2,000	976,038
Chief Executive Officer	2022	350,000	—	1,190,475	528,437	1,332	2,070,244
Adam Storm	2023	386,538	—	587,500	464,142 (5)	2,000	976,038
President and Chief Product Officer	2022	350,000	—	1,190,475	528,437	1,332	2,070,244
Mazi Arjomand	2023	386,538	—	587,500	464,142(5)	2,000	976,038
Chief Technology Officer	2022	350,000	—	1,190,475	528,437	1,332	2,070,244

(1)The amounts in this column represent the salary paid to NEOs Garrett Smallwood, Adam Storm and Mazi Arjomand for the fiscal year ended December 31, 2023. Wag!’s Compensation Committee approved a salary increase from $350,000 to $400,000 for Mr. Storm and Mr. Arjomand effective April 2023. The Board approved a salary increase from $350,000 to $400,000 for Mr. Smallwood effective April 2023.
(2)The amounts in this column represent the aggregate grant date fair value of RSU awards granted to each NEO, computed in accordance with FASB ASC Topic 718. See Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a discussion of the assumptions made by us in determining the grant-date fair value of our equity awards..
(3)In November 2022, the Board approved an executive bonus plan providing for a target bonus of 67% of base salary. Actual quarterly bonus payable was calculated based on Wag!’s achievement versus Revenue and Adjusted EBITDA targets, equally weighted, as defined by the Wag! 2023 financial plan. The bonus was calculated at the end of a quarter and payable within 60 days following the end of each quarter. For achievement less than 80% of target, no bonus was paid. The bonus was adjusted 1:1 linearly from 80% - 200% of overall target. The bonus was not further increased for achievement over 200% of target.
(4)The amounts in this column represent the Company match under the Company’s 401(k) retirement savings plan.
(5)The NEOs each foregoed $10,000 of their cash incentive award.

Narrative Disclosure to Summary Compensation Table
Employment Offer Letters
Mr. Smallwood and Mr. Arjomand are party to offer letters with Legacy Wag! dated January 6, 2020 and Mr. Storm is party to an offer letter with Legacy Wag! dated January 8, 2020 (each, an “Offer Letter” and collectively, the “Offer Letters”). The Offer Letters contain substantially similar terms and conditions and provide for at-will employment. The Offer Letters provide for an annual base salary and each NEO is entitled to receive, pursuant to the terms of their respective Offer Letters, employee benefits provided to employees generally.
The Offer Letters entered into with Mr. Smallwood and Mr. Arjomand each provide for a base salary of $500,000. The Offer Letter entered into with Mr. Storm provides for a base salary of $450,000. Each of the Named Executive Officers’ base salaries were reduced to $350,000 for 2021 and further reduced to $301,924 in connection with the COVID-19 pandemic at the election of the Named Executive Officers. The base salaries were reinstated to $350,000 effective January 1, 2022. The Compensation Committee approved a salary increase from $350,000 to $400,000 for Mr. Storm and Mr. Arjomand effective April 2023. The Board approved a salary increase from $350,000 to $400,000 for Mr. Smallwood effective April 2023.

Each Offer Letter also provides for an annual incentive bonus opportunity based on pre-established criteria and eligibility to participate in our Management Carve-Out Bonus Plan (described below).

Pursuant to the terms of their Offer Letters, each of the NEOs entered into a severance agreement entitling them to receive certain payments and benefits in the event of a termination of his employment by us without “Cause” or in connection with a “Change in Control” (each as defined below), which are described in detail under “— Severance and Potential Payments Upon Termination or a Change in Control.”
Executive Bonus Plan
In November 2022, the Board approved the 2023 Executive Bonus Plan (the “EBP”). Each NEO is a participant in the EBP. For 2023, annual bonuses under the EBP were targeted to 67% of base salary. Actual quarterly bonus payable was calculated based on Wag!’s achievement versus Revenue and Adjusted EBITDA targets, equally weighted, as defined by the Wag! 2023 financial plan. The bonus was calculated at the end of a quarter and payable within 60 days following the end of each quarter. For achievement less than 80% of target, no bonus was paid. The bonus was adjusted 1:1 linearly for achievement from 80% - 200% of overall target. The bonus was not further increased for achievement over 200% of target. For fiscal year 2023, the total annual bonus received by each NEO was 464,142 (5).
2023 RSU Grants
Effective August 4, 2023, the compensation committee approved under the 2022 Plan grants of 250,000 RSUs to each of Mr. Storm and Arjomand. On August 18, 2024, 33% of each of their new RSU grants will vest, and the remainder of the RSUs will vest in equal quarterly installments over the next eight quarters, subject to each of them remaining a service provider as of each such date.
Effective August 7, 2023, the Board, upon the recommendation of our compensation committee, approved under the 2022 Plan a refresh grant of 250,000 RSUs to Mr. Smallwood. On August 18, 2024, 33% of the new RSUs will vest, and the remainder of the RSUs will vest in equal quarterly installments over the next eight quarters, subject to Mr. Smallwood remaining a service provider as of each such date.
Other Compensation
Benefits and Perquisites
We provide benefits to our NEOs on the same basis as provided to all of our employees, including medical, dental and vision insurance; life and accidental death and dismemberment insurance; short-and long-term disability insurance; a health savings account; a health and wellness incentive; and a home internet allowance. We do not maintain any executive-specific benefit or perquisite programs.
401(k) Plan
We maintain a 401(k) retirement savings plan for the benefit of our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. In 2023, we provided employees, including our NEOs, with a 100% match on their first 3% of contributions up to $2,000.
Pension Benefits
We do not maintain any pension benefit or retirement plans other than the 401(k) plan.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans.

Severance and Potential Payments Upon Termination or Change in Control
Severance Letters
Each of the NEOs entered into a severance agreement in connection with their Offer Letter (the “Severance Letter”) that provides for the following severance benefits upon a termination without “Cause”: (i) six months of base salary continuation payments, with the initial installment made on the first regularly scheduled payroll date to occur after the release described below becomes effective, and (ii) Company paid monthly COBRA premiums in an amount equal to the employer portion of the health insurance coverage provided to active employees for up to six months; provided that this benefit will cease if the NEO becomes eligible for coverage in connection with new employment or self-employment prior to the expiration of the six month period. The severance benefits provided for in the Severance Letter are subject to the NEO’s execution of a general release and waiver of claims in favor of the Company and compliance with applicable restrictive covenants.
Under the Severance Letter, “Cause” generally means the NEO’s (i) unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company, (ii) material breach of any agreement between the NEO and the Company, (iii) material failure to comply with the Company’s written policies or rules, (iv) conviction of, or the NEO’s plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (v) gross negligence or willful misconduct, (vi) continuing failure to perform assigned duties after receiving written notification of the failure from the Company’s board of directors or (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the NEO’s cooperation.
2020 Management Carve-Out Bonus Plan
Each of the NEOs participate in Legacy Wag!’s 2020 Management Carve-Out Bonus Plan (the “Carve-Out Plan”) which provides the NEOs with the opportunity to receive cash payments in connection with a “Change of Control Transaction” (as defined below). Pursuant to the terms of the Carve-Out Plan, each participant is granted a percentage of the plan pool (i.e., a portion of the consideration received in a Change of Control Transaction) which vests according to a schedule set forth in an individual participant agreement.
Mr. Smallwood and Mr. Arjomand’s participation agreements provide each with a 26.667% interest in the Carve-Out Plan pool, with 25% of the award vesting on the grant date, January 14, 2020, and the remainder of the award vesting monthly over the three years following the vesting commencement date, November 29, 2019, subject to continuous service through each such vesting date. Mr. Storm’s participation agreement provides him with a 26.667% interest in the Carve-Out Plan pool. The percentage interest vests monthly over the four years following the vesting commencement date, January 14, 2020, subject to continuous service through each such vesting date. As of the date of this proxy statement, the interests of the NEOs are fully vested.
Additionally, in the event that any of the NEOs experiences a termination without Cause within three months prior to a Change in Control Transaction, such NEO will remain a participant under the Carve-Out Plan, their percentage interest will remain outstanding, and such NEO will be eligible to receive a change in control bonus as if such termination without Cause had not occurred, subject to the terms and conditions of the Carve-Out Plan.
The change in control bonus paid to each of the NEOs in connection with a Company Transaction will be an amount equal to the product of (i) the NEO’s vested percentage interest in the Carve-Out Plan pool multiplied by (ii) the total bonus pool (an amount equal to 15% of the aggregate transaction proceeds); provided, however, that such product will be reduced by the NEO’s respective individual transaction proceeds. Individual transaction proceeds is generally defined as the aggregate value of any consideration that a NEO receives in connection with the “Company Transaction” (as defined below) in respect of the NEO’s equity in the Company (including common stock, RSUs, options, or similar incentive equity).
The terms of each of our NEO’s Severance Letters provide that any payments such NEOs may become entitled to pursuant to the Carve-Out Plan upon a qualifying termination will be reduced by the amount of any cash severance actually paid pursuant to the above terms.
For the purposes of the Carve-Out Plan, the following terms generally have the following meanings:
“Change of Control Transaction” means a “Company Transaction” that also constitutes a change in the ownership of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and Treasury Regulation Sections 1.409A-3(i)(5)(v) and 1.409A-3(i)(5)(vii).

“Company Transaction” means the first of the following transactions to occur: (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the shares of capital stock of the Company immediately prior to such consolidation, merger, or reorganization, continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger, or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the voting rights attached to the Company’s securities is transferred, or (iii) a sale, lease, exclusive irrevocable license to the Company’s material technology or other disposition of all or substantially all of the assets of the business of the Company; provided that a Company Transaction will not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof. For avoidance of doubt, a liquidation, dissolution, winding up, bankruptcy, or similar transaction of the Company will not constitute a “Company Transaction”; provided, however, that in the event, as part of such transaction, all or substantially all of the assets of the business of the Company are sold to third parties or a third party in one or a series of related transactions, then the consideration received from such related sale(s) shall be treated as received in a “Company Transaction,” will be treated as aggregate transaction proceeds and will subject to the terms of the Carve-Out Plan.
“Cause” has the same meaning as the “Cause” definition in the “Severance Letter” as described in “— Potential Payments Upon Termination or Change in Control — Severance Letters.”
Treatment of Outstanding Equity Upon Change in Control
Under the 2022 Plan, in the event of a merger of the Company or a “change in control” (as defined in the 2022 Plan), unless otherwise provided in an award agreement, in the event that the successor corporation does not assume or substitute for the award (or portion thereof), all restrictions on awards granted to employees that are not assumed or substituted will lapse.

Outstanding Equity Awards at Fiscal 2023 Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2023. The number of shares subject to each option award and, where applicable, the option exercise price per share, reflect changes as a result of our capitalization adjustments in connection with the Merger.

		Option Awards(1)				Stock Awards(2)
		Number of Securities Underlying Unexercised Options
Name	Grant Date	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Garrett Smallwood	08/07/2023					250,000(8)	437,500
	12/01/2022					277,778(5)	486,112
	08/09/2022	8,885	—	2.23	08/15/2027
	08/09/2022	24,301	—	3.05	08/27/2028
	08/09/2022	1,251,524	—	0.09	03/17/2030
	08/09/2022	46,343	—	0.16	03/01/2031
	08/09/2022	75,413	—	2.86	05/05/2029
Adam Storm	08/04/2023					250,000(8)	437,500
	12/01/2022					277,778(5)	486,112
	08/09/2022	1,219,287(6)	30,896	0.09	03/17/2030
	08/09/2022	45,377(7)	966	0.16	03/02/2031
Mazi Arjomand	08/04/2023					250,000(8)	437,500
	12/01/2022					277,778(5)	486,112
	08/09/2022	8,885	—	2.23	08/15/2027
	08/09/2022	88,318	—	3.05	08/27/2028
	08/09/2022	19,441	—	2.86	05/05/2029
	08/09/2022	1,482,983	—	0.09	03/17/2030
	08/09/2022	46,343	—	0.16	03/01/2031

(1)All of the outstanding stock option awards described in this table (the “Wag! Options”) were granted under the Legacy Wag! 2014 Stock Plan (the “2014 Plan”) and were in respect of shares of Legacy Wag! common stock. In connection with the consummation of the Merger and following the Acquisition Closing Date (as defined below), each Wag! Option converted into an option to purchase shares of Wag! common stock. Certain of the options are subject to acceleration upon certain events as described in “— Severance and Potential Payments Upon Termination or a Change in Control.”
(2)These equity awards are eligible for accelerated vesting in the event awards are not assumed or substituted for in a change in control. The acceleration rights are described above under “—Severance and Potential Payments upon Termination or Change in Control.”
(3)All of these RSUs were granted pursuant to the 2022 Plan.

(4)Calculated by multiplying the closing market price of our common stock on December 29, 2023 ($1.75 per share) by the number of unvested RSUs at December 29, 2023 as indicated in the prior column.
(5)On May 18, 2023, 25% of the RSUs vested and the remainder of the RSUs will vest in equal quarterly installments over the next nine quarters, subject to the NEO remaining a service provider as of each such date.
(6)The options vest in 48 equal monthly installments beginning on January 13, 2020, subject to Mr. Storm’s continued service through each vesting date.
(7)25% of the options vested on January 13, 2021, with the subsequent options vesting in 36 equal monthly installments thereafter.
(8)On August 18, 2024, 33% of the RSUs will vest and the remainder of the RSUs will vest in equal quarterly installments over the next eight quarters, subject to the NEO remaining a service provider as of each such date.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	10,484,940(2)(3)	$0.44	6,859,388(4)
Equity compensation plans not approved by security holders	—	$—	—
Total	10,484,940	$0.44	6,859,388

(1)As RSUs do not have any exercise price, outstanding RSUs are not included in the weighted-average exercise price calculation.
(2)Information relates to outstanding stock options and RSUs under the 2014 Legacy Wag! Equity Plan (the “2014 Plan”) and the 2022 Plan. The 2014 Plan terminated one day prior to the closing of the Merger and we no longer grant awards under the 2014 Plan. However, all outstanding awards under the 2014 Plan remain subject to the terms of the 2014 Plan. The shares of common stock underlying stock options granted under the 2014 Plan that expire or terminate or are forfeited or repurchased by us under the 2014 Plan, tendered to or withheld by us for payment of an exercise price or for tax withholding, or repurchased by us due to failure to vest will not be added to the 2022 Plan.
(3)Includes 4,322,304 shares of common stock issuable upon the vesting of outstanding RSUs and 6,162,636 shares of common stock underlying stock options.
(4)Includes 480,659 securities remaining available for issuance under the 2022 Plan and 6,378,729 securities remaining available for issuance under the 2022 Employee Stock Purchase Plan (“ESPP”). Under the 2022 Plan, we may issue the following awards: stock options, stock appreciation rights, restricted stock, RSUs and performance awards. Under the ESPP, we may provide eligible employees an opportunity to purchase shares of common stock at a discount through accumulated contributions of their earned compensation. The 2022 Plan provides that the number of shares of common stock available for issuance will automatically increase on the first day of each fiscal year for a period of ten years beginning with the 2023 fiscal year, in an amount equal to (i) 10% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (ii) a lesser amount as determined by the administrator. The ESPP provides that the number of shares of common stock available for issuance will automatically increase on the first day of each fiscal year for a period of ten years beginning with the 2023 fiscal year, in an amount equal to the least of (i) 10% of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (ii) a lesser amount as determined by the administrator. Our Board has authorized 6,378,729 shares of common stock available for issuance under the 2022 ESPP, but we have not yet implemented the ESPP nor made any shares available for purchase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 18, 2024 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 40,397,529 shares of our common stock issued and outstanding as of March 18, 2024. We have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of March 18, 2024 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 18, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than Five Percent Holders
ACME Funds(2)	6,997,137	17.3%
General Catalyst(3)	6,976,530	17.3%
Tenaya Capital(4)	4,024,849	10.0%
Battery Ventures(5)	3,853,840	9.5%
Flint Ridge Partners L.P.(6)	5,580,000	13.0%
Named Executive Officers and Directors
Garrett Smallwood(7)	1,692,622	4.1%
Adam Storm(8)	1,593,513	3.8%
Maziar (Mazi) Arjomand(9)	1,829,629	4.4%
Roger Lee(5)	3,853,840	9.5%
Melinda Chelliah(10)	68,036	*
Jocelyn Mangan(11)	68,036	*
Brian Yee(12)	17,000	*
Kimberly A. Blackwell(13)	46,875	*
Sheila Lirio Marcelo(14)	46,875	*
All current executive officers and directors as a group (14 persons)(15)	10,543,385	23.2%

*    Less than 1%.
(1)Unless otherwise noted, the business address of each of these beneficial owners is c/o Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133.
(2)Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024, consists of (a) 5,348,634 shares of our common stock, which are held of record by Sherpa Ventures Fund II, LP (“ACME Fund II”) and (b) 1,648,503 shares of our common stock, which are held of record by ACME Opportunity Fund, LP (“ACME Opportunity Fund”). SherpaVentures Fund II GP, LLC (“ACME GP II”) is the general partner of ACME Fund II. ACME Opportunity Fund GP, LLC (“ACME Opportunity GP”) is the general partner of ACME Opportunity Fund. Scott Stanford and Hany Nada are managing members of ACME Opportunity GP and Scott Stanford is the managing member of ACME GP II. The business address of each of the foregoing entities is 505 Howard Street, Suite 201, San Francisco, California 94105.

(3)Based solely on a Schedule 13G filed with the SEC on August 17, 2022, consists of 6,976,530 shares of our common stock, which are held of record by General Catalyst Group VII, L.P. (“GC Group VII L.P.”). General Catalyst GP VII, LLC ("GP VII, LLC") is the general partner of General Catalyst Partners VII, L.P. ("GP VI LP"), which is the general partner of GC Group VII LP. General Catalyst Group Management Holdings GP, LLC ("GCGMH LLC") is the general partner of General Catalyst Group Management Holdings, L.P. ("GCGMH"), which is the manager of General Catalyst Group Management, LLC ("GCGM"), which is the manager of GP VII, LLC. Each of Kenneth Chenault, Joel Cutler, David Fialkow, and Hemant Taneja is a managing member of GCGMH LLC and shares voting and investment power over the shares held by GC Group VII LP. Each of the foregoing persons disclaims beneficial ownership of the shares held of record by GC Group VII LP, except to the extent of their pecuniary interest therein, if any. The business address of each of the foregoing entities is 20 University Road, 4th Floor, Cambridge, Massachusetts 02138.
(4)Based solely on a Schedule 13G filed with the SEC on February 14, 2023, consists of 4,024,849 shares of our common stock, which are held of record by Tenaya Capital VII, L.P (“Tenaya VII”). Tenaya Capital VII GP, LLC (“Tenaya VII GP”) is the sole general partner of Tenaya VII. The managing members and officers of Tenaya VII GP who share voting and dispositive power with respect to such shares are Thomas Banahan, Benjamin Boyer, Stewart Gollmer, Brian Melton, and Brian Paul. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The business address of each of the foregoing entities is 3101 Park Boulevard, Palo Alto, California 94306.
(5)Based solely on a Schedule 13D filed with the SEC on August 19, 2022, consists of (a) 69,368 shares of our common stock, which are held of record by Battery Investment Partners XI, LLC (“BIP XI”), (b) 1,555,040 shares of our common stock, which are held of record by Battery Ventures XI-A Side Fund, L.P. (“BV XI-A SF”), (c) 1,496,758 shares of our common stock, which are held of record by Battery Ventures XI-A, L.P. (“BV XI-A”), (d) 337,196 shares of our common stock, which are held of record by Battery Ventures XI-B Side Fund, L.P. (“BV XI-B SF”), and (e) 395,478 shares of our common stock, which are held of record by Battery Ventures XI-B, L.P. (“BV XI-B”). The sole general partner of each of BV XI-A SF and BV XI-B SF is Battery Partners XI Side Fund, LLC (“BP XI SF”). The sole managing member of BIP XI is Battery Partners XI, LLC (“BP XI”). The sole general partner of each of BV XI-A and BV XI-B is BP XI. The managing members of each of BP XI SF and BP XI who may be deemed to share voting and dispositive power with respect to the shares held by BIP XI, BP XI-A SF, BP XI-A, BP XI-B SF, and BP XI-B are Neeraj Agrawal, Michael Brown, Jesse Feldman, Russell Fleischer, Roger Lee, Chelsea Stoner, Dharmesh Thakker, and Scott Tobin. Each of the foregoing persons disclaims beneficial ownership of these shares except to the extent of his/her pecuniary interest therein. The business address of each of the foregoing entities is One Marina Park Drive, Suite 1100, Boston, Massachusetts 02210.
(6)Based solely on a Schedule 13G/A filed with the SEC on December 5, 2023, consists of 3,080,000 shares of our common stock and 2,500,000 warrants, which are held of record by Flint Ridge Partners L.P. John P. Szabo, Jr. is the manager of Flint Ridge Capital LLC, which is the general partner of and investment adviser to Flint Ridge Partners L.P. The business address of the foregoing entity is 1343 Main Street, Suite 704, Sarasota, Florida 34236
(7)Consists of (a) 1,306,466 shares of our common stock that may be acquired pursuant to the exercise of stock options held by Mr. Smallwood, (b) 39,682 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Smallwood within 60 days of March 18, 2024, and (c) 346,474 shares of our common stock held by Mr. Smallwood.
(8)Consists of (a) 1,096,526 shares of our common stock that may be acquired pursuant to the exercise of stock options held by Mr. Storm, (b) 39,682 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Storm within 60 days of March 18, 2024, and (c) 457,305 shares of our common stock held by Mr. Storm.
(9)Consists of (a) 1,465,970 shares of our common stock that may be acquired pursuant to the exercise of stock options held by Mr. Arjomand, (b) 39,682 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Mr. Arjomand within 60 days of March 18, 2024, and (c) 323,977 shares of our common stock held by Mr. Arjomand.
(10)Consists of (a) 6,697 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Chelliah within 60 days of March 18, 2024, and (b) 61,339 shares of our common stock held by Ms. Chelliah.
(11)Consists of (a) 6,697 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Mangan within 60 days of March 18, 2024, and (b) 61,339 shares of our common stock held by Ms. Mangan.
(12)Consists of 17,000 shares of our common stock held by Mr. Yee. Mr. Yee, one of our directors, is a trustee of Herchold-Yee Trust, which is an economic assignee of each of ACME GP II and ACME Opportunity Fund GP. Mr. Yee does not have voting or dispositive control over ACME Fund II or ACME Opportunity Fund.

(13)Consists of (a) 6,697 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Blackwell within 60 days of March 18, 2024, and (b) 40,178 shares of our common stock held by Ms. Blackwell.
(14)Consists of (a) 6,697 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by Ms. Marcelo within 60 days of March 18, 2024, and (b) 40,178 shares of our common stock held by Ms. Marcelo.
(15)Consists of 4,722,758 shares of our common stock that may be acquired pursuant to the exercise of stock options held by our current executive officers within 60 days of March 18, 2024, (b) 239,883 shares of our common stock that may be acquired pursuant to the vesting and settlement of RSUs held by our current executive officers and directors within 60 days of March 18, 2024, and (c) 5,580,744 shares of our common stock beneficially owned by our current executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
In addition to the compensation arrangements with our directors and executive officers described under “Director Compensation” and “Executive Compensation” above (and, with respect to directors and executive officers of Wag! Labs, Inc. (“Legacy Wag!”) prior to the closing of the merger between Legacy Wag!, CHW Acquisition Corporation (“CHW”), and CHW Merger Sub, Inc. on August 9, 2022 pursuant to the terms of the Business Combination Agreement (the “Business Combination Agreement”) and Plan of Merger dated February 2, 2022 (collectively, the “Merger”), in our Registration Statement on Form S-1 which we filed with the SEC on September 14, 2022), the following is a description of each transaction since January 1, 2022, and each currently proposed transaction in which:
•the Company was or is to be a participant following the closing of the Merger or Legacy Wag! was a participant prior to the closing of the Merger;
•the amount involved exceeds or will exceed $120,000; and
•any director, executive officer or beneficial holder of more than 5% of capital stock of (i) the Company following the closing of the Merger or (ii) Legacy Wag! prior to the closing of the Merger, or any immediate family member of, or person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.
CHW Relationships and Related Party Transactions
CHW Founders Stock Letter
In connection with the Merger, CHW Acquisition Sponsor LLC (the “Sponsor”), Jonah Raskas and Mark Grundman (together with the Sponsor, the “Founder Shareholders”) entered into the CHW Founders Stock Letter (the “Founders Stock Letter”), pursuant to which, among other things, CHW, Legacy Wag! and the Founder Shareholders agreed, with respect to up to 360,750 shares that were subject to forfeiture (the “Forfeiture Shares”), during the period commencing on the date of the Merger and ending on the earlier of (A) the date that is three years after the closing of the Merger, (B) the date on which the Forfeiture Shares are no longer subject to forfeiture, (C) the consummation of a liquidation, merger, share exchange or other similar transaction that results in all of the Wag! stockholders having the right to exchange their shares for cash, securities or other property, and (D) the valid termination of the Business Combination Agreement, the Sponsor will not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Forfeiture Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Forfeiture Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii), subject to certain exceptions.
The number of Forfeiture Shares subject to potential forfeiture will be determined as follows:
•upon the occurrence of Triggering Event I (as defined in the Business Combination Agreement), within the time period beginning on the Acquisition Closing Date (as defined in the Business Combination Agreement) and ending on the three-year anniversary of the Acquisition Closing Date, then 120,250 Forfeiture Shares will no longer be subject to forfeiture;
•upon the occurrence of Triggering Event II (as defined in the Business Combination Agreement), within the time period beginning on the Acquisition Closing Date and ending on the three-year anniversary of the Acquisition Closing Date, then an additional 120,250 Sponsor Forfeiture Shares will no longer be subject to forfeiture;
•upon the occurrence of Triggering Event III (as defined in the Business Combination Agreement), within the time period beginning on the Acquisition Closing Date and ending on the three-year anniversary of the Acquisition Closing Date, then an additional 120,250 will no longer be subject to forfeiture, and
•no Forfeiture Shares will thereafter be subject to forfeiture; and on the date that is the three-year anniversary of the Acquisition Closing Date, the Sponsor will forfeit all Forfeiture Shares which remain subject to forfeiture, if any.
If, during the three-year period beginning on the first day after the Acquisition Closing, there is a change of control pursuant to which we or our stockholders have the right to receive consideration implying a value per share of Wag! common stock (as agreed in good faith by the Sponsor and our Board) of:
•less than $12.50, then immediately prior to such change of control, the Sponsor shall forfeit 360,750 Forfeiture Shares;

•greater than or equal to $12.50 but less than $15.00, then (A) immediately prior to such change of control, the Sponsor shall forfeit 240,500 Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture;
•greater than or equal to $15.00 but less than $18.00, then (A) immediately prior to such change of control, the Sponsor shall forfeit 120,250 Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture; or
•greater than or equal to $18.00, then (A) the Sponsor shall forfeit zero Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture.
The price targets set forth above shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to our common stock occurring after the Acquisition Closing Date.
The Founder Shareholders also agreed to (i) comply with the non-solicitation and certain other provisions in the Business Combination Agreement; and (ii) vote all Founder Shares (as defined in the Business Combination Agreement) (for all periods prior to the completion of the domestication of CHW from a Cayman Islands exempted company to a Delaware corporation (the “Domestication”) held by the Sponsor in favor of the Required SPAC Proposals (as defined in the Business Combination Agreement) and in favor of the adoption and approval of the Business Combination Agreement and the Business Combination. The Founder Shareholders forfeited to CHW for cancellation for no consideration, (A) 15% of the Founders Shares and the warrants to purchase ordinary shares of CHW, with each whole warrant exercisable for one ordinary share of CHW at an exercise price of $11.50 (prior to the Domestication, “Founders Warrants” and together with Founders Shares, collectively, “Founders Equity”) indirectly owned by Jonah Raskas and Mark Grundman as the aggregate amount of cash proceeds made available from the trust account established in connection with our initial public offering (the “Trust Account”) to Wag! at the closing of the Merger, after giving effect to the payment of any cash proceeds required to satisfy exercises of certain redemption rights provided for in the SPAC Articles of Association (as defined in the Business Combination Agreement) (but before the payment of any unpaid transaction expenses), was less than 10% of the funds in the Trust Account as of the date of the Founders Stock Letter (without including any funds in the Trust Account with respect to any shares of common stock acquired by the PIPE Investor (as defined in the Business Combination Agreement)). The composition of such 15% of the Founders Equity (i.e., the number of Founders Shares and the number of Founders Warrants as of the date of the Founders Stock Letter) subject to forfeiture was determined in the Founder Shareholders’ sole discretion to be 343,072 warrants, and (B) 20,000 shares of the Founders Equity, as 300,000 shares of our common stock comprising the Company Community Shares (as defined in the Business Combination Agreement) were distributed in accordance with the Business Combination Agreement. In accordance with the Founders Stock Letter, the Founder Shareholders voted their shares in favor of all proposals presented at the Special Meeting of CHW’s shareholders. No consideration was paid to the Founder Shareholders in exchange for their agreeing to vote all ordinary shares held by the Sponsor in favor of the Business Combination.
Private Placement Warrants
Simultaneously with the closing of the IPO and underwriters’ partial exercise of their over-allotment option, the Sponsor purchased 4,238,636 Private Placement Warrants (as defined in the Business Combination Agreement) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $4,238,636. Each Private Placement Warrant is exercisable to purchase one share our common stock at a price of $11.50 per share, subject to adjustment.
PIPE and Backstop Investment
On February 2, 2022, CHW entered into the Subscription Agreement (as defined in the Business Combination Agreement) with the PIPE Investor, as modified and supplemented by that certain side letter agreement between CHW and the PIPE Investor, dated June 30, 2022, pursuant to which, among other things, the PIPE Investor purchased from CHW, and not in the open market, an aggregate of up to 500,000 shares of common stock following the Domestication (as defined in the Business Combination Agreement) and substantially concurrent with the closing of the Merger at a cash purchase price of $10.00 per share, resulting in aggregate proceeds of $5 million. This investment closed immediately prior to the closing of the Merger. The PIPE Investor is not an “affiliate” as defined in Rule 14e-5.
Related Party Loans
On January 18, 2021, CHW issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which CHW may borrow up to an aggregate principal amount of $300,000. As of December 31, 2023, there was no principal outstanding under the Promissory Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of CHW’s officers and directors may, but are not obligated to, loan CHW funds as may be required (“Working Capital Loans”). As of June 30, 2022, there were no Working Capital Loans outstanding.
Administrative Services Fee
CHW agreed, commencing on the effective date of the IPO through the earlier of the consummation of a business combination or CHW’s liquidation, to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, secretarial and administrative services. As of June 30, 2022, CHW has incurred and paid $100,000 in fees for these services.
Registration Rights
In connection with the closing of the Merger, certain of our stockholders and warrant holders are entitled to registration rights pursuant to a registration rights agreement dated September 1, 2021 (the “Registration Rights Agreement”). These holders are entitled to certain demand and “piggyback” registration rights. However, the Registration Rights Agreement provides that CHW will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. CHW will bear the expenses incurred in connection with the filing of any such registration statements.
Deferred Underwriting Fees
Chardan Capital Markets, LLC (“Chardan”) was an underwriter in the IPO. Chardan was paid a cash underwriting discount of 1.75% of the gross proceeds of the IPO, or $2,187,500. Chardan was entitled to a deferred fee of $0.35 per unit, or $4,375,000 in the aggregate. The deferred fee was paid to the underwriter from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.
Other
In connection with the IPO, CHW issued to the designees of Chardan 12,500 shares of common stock as representative shares with an estimated fair value of $7.362 per share ($92,025 in the aggregate). Based on the consummation of the Merger, Chardan was entitled to a deferred underwriting commission of $4,375,000.
Legacy Wag! Relationships and Related Party Transactions
Series P Preferred Stock Offering
On January 28, 2022, Legacy Wag! entered into a series of subscription agreements (the “Series P Subscription Agreements”) with certain institutional and other accredited investors (the “Series P Investors”), pursuant to which, among other things, the Series P Investors purchased an aggregate of 1,100,000 shares of Series P Preferred Stock (the “Series P Shares”) at a cash purchase price of $10.00 per share, resulting in aggregate proceeds to Legacy Wag! of $11 million (the “Series P Investment”). The Series P Investments closed prior to the closing of the Merger.
Lock-Up Agreement
In connection with the Business Combination Agreement, upon the closing of the Merger, CHW and certain Legacy Wag! stockholders entered into a lock-up agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, approximately 70% of the aggregate issued and outstanding securities of Legacy Wag! in which they agreed, subject to certain exceptions, not to sell, offer to sell, or otherwise transfer any shares of Wag! common stock held by it immediately after the Acquisition Merger Effective Time (as defined in the Business Combination Agreement”) or issued or issuable to it in connection with the Merger (including Wag! common stock acquired as part of the PIPE investment or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE investment), any shares of Wag! common stock issuable upon the exercise of options to purchase shares of Wag! common stock held by it immediately after the Acquisition Merger Effective Time, or any securities convertible into or exercisable or exchangeable for Wag! common stock held by it immediately after the Acquisition Merger Effective Time (the “Lock-Up Shares”); enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or publicly announce any intention to effect any transaction specified in the foregoing clauses.

Pursuant to the Lock-Up Agreement, CHW and certain Legacy Wag! stockholders agreed to the foregoing transfer restrictions during the period beginning on the Acquisition Closing Date and ending on the date that is the earlier of (x) 180 days after the Acquisition Closing Date and (y) the date on which Wag! completes a liquidation, merger, capital stock exchange, reorganization or other similar transactions that result in all of Wag!’s stockholders having the right to exchange their shares for cash, securities or other property (the “Lock-Up Period”). The Lock-Up Period expired prior to the filing of this proxy statement.
Stockholder Support Agreement
On February 2, 2022, we and certain Legacy Wag! stockholders, entered into a Stockholder Support Agreement, pursuant to which among other things, such parties agreed to approve the Merger.
Wag! Group Co. Related Party Transactions
Indemnification Agreements
Our certificate of incorporation, which became effective upon consummation of the Merger, contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.
In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
Further, we have entered into indemnification agreements with our directors and executive officers that are broader than the specific indemnification provisions contained in the DGCL and may continue to do so in the future. These indemnification agreements require us to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
We also maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having served as a director or officer of the Company. The coverage provided by these policies applies whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.
At present, we are not aware of any pending litigation or proceeding involving any person who is one of our directors or officers or is or was one of our directors or officers, or is or was one of our directors or officers serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Amended and Restated Registration Rights Agreement
In connection with the closing of the Merger, we and certain Legacy Wag! stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed, within 30 calendar days after the closing of the Merger, to file with the SEC a registration statement with respect to the registrable securities under the Registration Rights Agreement. In certain circumstances, the CHW Holders (as defined in the Business Combination Agreement) can demand up to three underwritten offerings and certain of the Wag Holders (as defined in the Agreement) can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand up to four block trades within any 12-month period and will be entitled to customary piggyback registration rights.
Director and Executive Officer Compensation
Compensation arrangements for our directors and executive officers are described under the sections titled “Director Compensation” and “Executive Compensation” of this proxy statement.

Employment Agreements
We have entered into employment agreements with our executive officers. For more information regarding these agreements, see the section titled “Executive Compensation” of this proxy statement.
Policies and Procedures for Related Person Transactions
We adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.
A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of our officers or one of our directors;
•any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, son-in-law, sister-in-law or brother-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and
•any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.
All of the transactions described in this section were entered into prior to the adoption of this policy.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2025 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 10, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be submitted in writing and addressed to:
Wag! Group Co.
Attention: Corporate Secretary
55 Francisco Street, Suite 360
San Francisco, California 94133
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting of stockholders, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than January 22, 2025, and
•no later than February 21, 2025.
In the event that we hold our 2025 annual meeting of stockholders more than 30 days prior to or more than 30 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than the 120th day prior to the day of our 2025 annual meeting of stockholders, and
•no later than the later of (i) the 90th day prior to the day of our 2025 annual meeting of stockholders or (ii) the 10th day following the day on which a public announcement of the date of the 2025 annual meeting of stockholders is first made by us.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2023, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of a late Form 4 filed by Adam Storm on February 21, 2023 to report the cash exercise of stock options for shares of common stock and a late Form 4 filed by Brian Yee on May 19, 2023 to report a purchase of our common stock.
2023 Annual Report
Our financial statements for our fiscal year ended December 31, 2023 are included in our 2023 Annual Report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and 2023 Annual Report are posted on our website https://investors.wag.co/financials-filings/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133, Attention: Corporate Secretary.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
By Order of the Board of Directors,

Garrett Smallwood
Chief Executive Officer and Chairperson of the Board
San Francisco, California
April     , 2024

APPENDIX A:
RESTATED CERTIFICATE OF INCORPORATION

RESTATED CERTIFICATE OF INCORPORATION
OF
WAG! GROUP CO.

I.

The name of the corporation is Wag! Group Co. (the "Corporation") and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was August 5, 2022.

II.

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

IV.
~~The name and mailing address of the incorporator is as follows:~~
~~MWE Corporate Services, LLC~~
~~1007 N. Orange St., 10th FL~~
~~Wilmington, Delaware 19801~~

Reserved.

V.

A.    The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is 111,000,000. Of such shares, 110,000,000 shares shall be Common Stock, each having a par value of $0.0001 per share, and 1,000,000 shares shall be Preferred Stock, each having a par value of $0.0001 per share.

B.    The Preferred Stock may be issued from time to time in one or more series. The board of directors of the Corporation (the "Board of Directors") is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares for each such series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding and not by more than the number of remaining authorized but undesignated shares of Preferred Stock. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof irrespective of Section 242(b)(2) of the DGCL, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.
C.    Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

VI.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.                Management of the business.

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.             Board of directors.

    Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes, with such assignment becoming effective as of the effectiveness of this Certificate of Incorporation. At the first annual meeting of stockholders following the initial effectiveness of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the initial effectiveness of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the initial effectiveness of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
C.            Removal of directors.

    1.            Subject to the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, following the initial effectiveness of this Certificate of Incorporation, neither the entire Board of Directors nor any individual director may be removed from office without cause.

    2.            Subject to any limitations imposed by applicable law and the rights of any series of Preferred Stock to remove directors elected by the holders of such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote on the election of such directors.

D.            Vacancies.

     Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected in accordance with this paragraph shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.

E.           Bylaw amendments.

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation or any provision or provisions thereof. Any adoption, amendment or repeal of the Bylaws of the Corporation or any provision or provisions thereof by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

F.            Stockholder actions.

1.            The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2.            Subject to the rights of the holders of any series of Preferred Stock, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

3.            Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
VII.

A.            The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B.            To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors.

C.            Any repeal or modification of this Article VII shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this Article VII as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VIII.

A.                Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate of incorporation or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine or otherwise related to the corporation's internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VIII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.    Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
IX.

A.    Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate of Incorporation.

B.    The Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph C of this Article IX, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended herein are granted subject to this reservation.

C.     Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise) Articles VI, VII, VIII and IX.

X.

A.     The liability of the officers of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law.

B.     In furtherance thereof, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

C.     Any repeal or modification of paragraphs A or B of this Article X shall not adversely affect any right or protection of an officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

D.    If applicable law is amended after approval by the stockholders of this Article X to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

E.    Any repeal or modification of this Article X shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer of the Corporation under this Article X as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

This Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.
~~This Certificate of Incorporation is to be effective as of August 5, 2022 at 4:15p.m. Eastern Standard Time.~~

***

~~THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to Chapter I, Title 8, of the Delaware Code, entitled "General Corporation Law," and the acts amendatory thereof and supplemental thereto, if any, makes and files this Certificate of Incorporation, hereby declaring and certifying that said instrument is its act and deed and that the facts stated herein are true, and accordingly executed this Certificate of Incorporation as of August 5, 2022.~~

~~/s/ Lori A. Sauselein~~
~~MWE Corporate Services, LLC, Incorporator~~
~~By: Lori A. Sauselein, Authorized Person~~

IN WITNESS WHEREOF, Wag! Group Co. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer this      day of         , 2024.

Wag! Group Co.
Garrett Smallwood
Chief Executive Officer

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V40238-P07031 Nominees: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. 3. To approve an amendment and restatement of our certificate of incorporation to permit the exculpation of officers. The Board of Directors recommends you vote FOR the following proposals: NOTE: The proxies may vote in their discretion upon such other business that may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain ! !! WAG! GROUP CO. The Board of Directors recommends you vote FOR each of the following nominees for director: WAG! GROUP CO. 55 FRANCISCO STREET #360 SAN FRANCISCO, CA 94133 1. To elect two Class II directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified. 01) Kimberly Blackwell 02) Melinda Chelliah ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PET2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V40239-P07031 WAG! GROUP CO. Annual Meeting of Stockholders May 22, 2024 9:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Garrett Smallwood and Alec Davidian, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Wag! Group Co. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. Pacific Time on May 22, 2024, virtually at www.virtualshareholdermeeting.com/PET2024, and any continuation, postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side